UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013

THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 20, 2013, The Chefs’ Warehouse, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 3,800,000 shares of common stock, par value $0.01 per share, at a per share purchase price to the public of $21.00 less the underwriting discount, and John Pappas, an existing stockholder of the Company, agreed to sell 700,000 shares of common stock (the “Pappas Shares”) at the per share price to the public of $21.00, less the underwriting discount. Pursuant to the Underwriting Agreement, those selling stockholders listed in Schedule B thereto (the “Selling Stockholders”) granted the Underwriters a 30-day option to purchase up to 675,000 additional shares of common stock (the “Additional Shares”) at the price to the public, less the underwriting discount. The net proceeds to the Company of the public offering, after underwriting discounts and commissions and offering expenses, are expected to be approximately $75.1 million. The Company will not receive any proceeds from the sale of the Pappas Shares or the sale of the Additional Shares, if any, by the Selling Stockholders. The closing of the public offering is expected to occur on or about September 25, 2013. The common stock was offered and sold pursuant to a prospectus supplement, dated September 20, 2013, and related prospectus, dated June 6, 2013, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-187348). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Subject to specified exceptions, the Company and each of the Company’s directors and executive officers have entered into lock-up agreements and have agreed for a period of 90 days after the date of the final prospectus supplement, dated September 20, 2013 (which 90-day period may be extended in certain circumstances), not to directly or indirectly sell, offer to sell, transfer or otherwise dispose of shares of common stock of the Company, or options or warrants or other rights to acquire such shares of common stock, currently or thereafter owned either of record or beneficially by the person or entity without the prior written consent of Jefferies LLC.

The Underwriting Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Underwriting Agreement and are not factual information to investors about the Company.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith to this Current Report on Form 8-K.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 20, 2013, by and among The Chefs’ Warehouse, Inc., the selling stockholders named in Schedule B thereto, and Jefferies LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A thereto.

5.1	Opinion of Bass, Berry & Sims PLC regarding the legality of shares.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ John D. Austin
Name:	John D. Austin
Title:	Chief Financial Officer

Date: September 20, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 20, 2013, by and among The Chefs’ Warehouse, Inc., the selling stockholders named in Schedule B thereto, and Jefferies LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A thereto.

5.1	Opinion of Bass, Berry & Sims PLC regarding the legality of shares.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).